BILL Reports Third Quarter Fiscal Year 2026 Financial Results
and Announces $1.0 Billion Share Repurchase Authorization
•Q3 Core Revenue Increased 16% Year-Over-Year
•Q3 Total Revenue Increased 13% Year-Over-Year
SAN JOSE, Calif.--(BUSINESS WIRE) – May 7, 2026 – BILL (NYSE: BILL), the financial operations platform trusted by nearly half a million businesses to manage, move, and maximize their money, today announced financial results for the third fiscal quarter ended March 31, 2026.
“BILL’s mission-critical financial operations platform creates significant value for businesses and is resonating in the market,” said René Lacerte, BILL CEO and Founder. “The acceleration of AI presents an extraordinary opportunity for BILL to solve even more customer pain points faster so that we can serve all of the Fortune 5 million.”
“Our Q3 results continue to demonstrate our ability to drive growth while significantly improving margins,” said Rohini Jain, BILL CFO. “With a $1 billion share repurchase authorization, we remain focused on creating shareholder value.”
Financial Highlights for the Third Quarter of Fiscal Year 2026:
•Total revenue was $406.6 million, an increase of 13% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $371.1 million, an increase of 16% year-over-year. Subscription fees were $74.5 million, up 9% year-over-year. Transaction fees were $296.6 million, up 18% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $35.4 million.
•Gross profit was $331.9 million, representing an 81.6% gross margin, compared to $291.0 million, or an 81.2% gross margin, in the third quarter of fiscal 2025. Non-GAAP gross profit was $346.0 million, representing an 85.1% non-GAAP gross margin, compared to $304.0 million, or an 84.9% non-GAAP gross margin, in the third quarter of fiscal 2025.
•Operating loss was $0.4 million, compared to $28.9 million in the third quarter of fiscal 2025. Non-GAAP operating income was $79.8 million, compared to $53.3 million in the third quarter of fiscal 2025, an increase of 50% year-over-year.
•Net income was $12.8 million, or $0.13 and $0.12 per share, basic and diluted, respectively, compared to net loss of $11.6 million, or $(0.11) per basic and diluted share, in the third quarter of fiscal 2025. Non-GAAP net income was $77.2 million, or $0.68 per diluted share, compared to non-GAAP net income of $58.7 million, or $0.50 per diluted share, in the third quarter of fiscal 2025.
Business Highlights and Recent Developments:
•Served 493,800 businesses using our solutions as of the end of the third quarter.1
•Processed $89 billion in total payment volume in the third quarter, an increase of 12% year-over-year.
•Processed 34 million transactions during the third quarter, an increase of 14% year-over-year.
•Repurchased approximately 1.0 million shares of BILL common stock in the third quarter for a total cost of approximately $52 million.
New Share Repurchase Program
BILL announced today that its Board of Directors has authorized the repurchase of up to $1.0 billion in shares of its outstanding common stock.
1 Businesses using more than one of our solutions are included separately in the total for each solution utilized.

This authorization includes unused amounts under BILL’s existing share repurchase program announced in August 2025. Pursuant to this authorization, BILL may repurchase shares of its common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations. This authorization has a term of 24 months, may be suspended, discontinued or modified at any time, and does not obligate BILL to acquire any amount of common stock BILL expects to fund such stock repurchases using existing cash.
Financial Outlook
We are providing the following guidance for the fiscal fourth quarter ending June 30, 2026 and the full fiscal year ending June 30, 2026.

	Q4 FY26 Guidance	FY26 Guidance
Total revenue (millions)	$425.0 - $435.0	$1,642.0 - $1,652.0
Year-over-year total revenue growth	11% - 13%	12% - 13%
Core revenue (millions)	$392.0 - $402.0	$1,496.3 - $1,506.3
Year-over-year core revenue growth	13% - 16%	15% - 16%
Non-GAAP operating income (millions)	$81.5 - $86.5	$303.6 - $308.6
Non-GAAP net income (millions)	$78.0 - $82.0	$298.7 - $302.7
Non-GAAP net income per diluted share	$0.69 - $0.72	$2.61 - $2.64
The outlook for non-GAAP net income and non-GAAP net income per diluted share includes a non-GAAP provision for income taxes of 20%. The outlook for non-GAAP net income per diluted share does not take any future repurchases of BILL shares into account, as the impact of such repurchases on a per diluted share basis is not reasonably estimable.
These statements are forward-looking and actual results may differ materially. Refer to the “Note on Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Refer to “Non-GAAP Financial Measures” below for additional information on our non-GAAP financial measures and to the reconciliation tables at the end of this press release for the reconciliation of GAAP and non-GAAP results. BILL has not provided a reconciliation of its non-GAAP operating income, non-GAAP net income or non-GAAP net income per diluted share guidance to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Conference Call and Webcast Information
In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal third quarter 2026 results and our outlook for the fiscal fourth quarter ending June 30, 2026 and fiscal year ending June 30, 2026. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.
About BILL
BILL (NYSE: BILL) is the intelligent finance platform trusted by nearly half a million businesses and their accountants to manage, move, and maximize their money. BILL powers businesses ranging from fast-moving startups to growing companies with complex operations. We use AI to deliver strategic finance capabilities in one integrated platform that includes AP, AR, expenses, forecasting, procurement and more. With a member network of more than 8 million, BILL’s platform processes ~1% of US GDP annually. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and software providers. For more information, visit bill.com.
Note on Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, core revenue, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share for the fiscal fourth quarter and full fiscal year ending June 30, 2026, our planned investments in fiscal year 2026, our revenue growth and profitability profile in future years, activity under our share repurchase program, including the timing, manner, amount, and impact of any repurchases, our expectations for the growth of demand for our platform and the expansion of our customers’ utilization of our services and the development, deployment and adoption of AI-enabled products and capabilities. These risks and uncertainties include, but are not limited to macroeconomic factors, including changes in interest rates, significant political and regulatory developments or changes in trade policy, including government budget cuts, government shutdowns, the imposition of tariffs and other trade barriers, inflationary, recessionary, and volatile market environments, as well as fluctuations in foreign exchange rates, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, credit risk related to our BILL Divvy Cards and our invoice financing offering, our ability to attract new customers and convert trial customers into paying customers, our ability to develop, deploy, commercialize and realize expected benefits from AI agents and other AI-enabled tools, our ability to invest in our business and develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions, investments and other strategic transactions, changes to card network rules and interchange fee rates, our relationships with accounting firms, financial institutions and software providers, the global impacts of ongoing geopolitical conflicts, the actual and expected impacts of the above factors on the SMBs we serve and other risks detailed in the registration statements and periodic reports we file with the Securities and Exchange Commission (SEC), including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, basic and diluted, and free cash flow. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
We exclude the following items from non-GAAP gross profit and non-GAAP gross margin:
•stock-based compensation and related payroll taxes
•depreciation and amortization
We exclude the following items from non-GAAP operating expenses and non-GAAP operating income:
•stock-based compensation and related payroll taxes
•depreciation and amortization
•restructuring
•professional advisory fees related to shareholders' activism
We exclude the following items from non-GAAP net income and non-GAAP net income per share:
•stock-based compensation expense and related payroll taxes
•depreciation and amortization
•restructuring
•professional advisory fees related to shareholders' activism
•gain on debt extinguishment
•amortization of debt issuance costs
•non-GAAP provision for income taxes

It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise, including our blended U.S. statutory tax rate.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We adjust the following items from one or more of our non-GAAP financial measures:
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.
Depreciation and amortization. We exclude depreciation and amortization from certain of our non-GAAP financial measures because we believe that excluding this non-cash charge provides meaningful supplemental information regarding operational performance. Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash.
Restructuring. We exclude costs incurred in connection with formal restructuring plans and reductions-in-force from certain of our non-GAAP financial measures because these costs are atypical and would have not otherwise been incurred in the normal course of our business operations.
Professional advisory fees related to shareholders' activism. We exclude costs associated with incremental professional advisory fees incurred in connection with activist shareholders, as these costs are atypical and do not reflect costs incurred from our regular engagement with shareholders.
Gain on debt extinguishment. We exclude gain on debt extinguishment associated with our repurchases of certain of our outstanding convertible senior notes because we believe that excluding this non-cash gain provides better insight regarding our operational performance.
Amortization of debt issuance costs. We exclude amortization of debt issuance costs associated with our issuance of our convertible senior notes and credit arrangement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.
Non-GAAP provision for income taxes. Consists of assumed provision for income taxes based on the statutory tax rate taking into consideration the nature of the taxed item and the relevant taxing jurisdiction.
In addition, free cash flow is a non-GAAP measure defined as net cash provided by operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash that is generated, after incurring operating expenses, purchases of property and equipment and capitalization of internal-use software costs, for future operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in the ordinary course of business. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain strong balance sheets and invest in future growth.
There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this press release for the reconciliation of GAAP and non-GAAP results.
IR Contact:
Jack Andrews

investor@ir.bill.com
Press Contact:
Lauren Johns
pr@hq.bill.com
Source: BILL

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2026	June 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$994,672	$1,038,346
Short-term investments	1,178,673	1,180,110
Accounts receivable, net	32,140	32,341
Acquired card receivables, net	819,359	685,108
Prepaid expenses and other current assets	259,804	258,418
Funds held for customers	3,999,136	4,044,470
Total current assets	7,283,784	7,238,793
Non-current assets:
Operating lease right-of-use assets, net	49,936	56,086
Property and equipment, net	138,517	116,611
Intangible assets, net	177,311	222,805
Goodwill	2,396,509	2,396,509
Other assets	32,749	33,178
Total assets	$10,078,806	$10,063,982

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,148	$16,293
Accrued compensation and benefits	32,665	39,581
Deferred revenue	21,290	22,435
Other accruals and current liabilities	325,521	252,455
Borrowings from credit facilities	—	180,005
Convertible senior notes, net	—	33,421
Customer fund deposits	3,999,136	4,044,470
Total current liabilities	4,385,760	4,588,660
Non-current liabilities:
Deferred revenue	380	285
Operating lease liabilities	51,000	58,372
Borrowings from credit facilities	330,000	—
Convertible senior notes, net	1,504,854	1,501,044
Other long-term liabilities	4,077	1,581
Total liabilities	6,276,071	6,149,942
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	5,571,103	5,414,645
Accumulated other comprehensive income	1,992	10,197
Accumulated deficit	(1,770,362)	(1,510,804)
Total stockholders' equity	3,802,735	3,914,040
Total liabilities and stockholders' equity	$10,078,806	$10,063,982

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Revenue
Subscription and transaction fees (1)	$371,134	$320,298	$1,104,267	$954,857
Interest on funds held for customers	35,429	37,919	112,707	124,364
Total revenue	406,563	358,217	1,216,974	1,079,221
Cost of revenue
Service costs (1)	62,726	56,733	197,983	166,633
Depreciation and amortization (2)	11,982	10,479	37,317	31,882
Total cost of revenue	74,708	67,212	235,300	198,515
Gross profit	331,855	291,005	981,674	880,706
Operating expenses
Research and development (1)	74,385	86,540	237,480	250,009
Sales and marketing (1)	153,226	136,758	457,880	395,614
General and administrative (1)	72,286	73,851	228,700	211,744
Provision for expected credit losses	18,834	14,945	57,554	56,964
Depreciation and amortization (2)	8,479	7,857	24,929	24,728
Restructuring	5,044	—	14,326	—
Total operating expenses	332,254	319,951	1,020,869	939,059
Operating loss	(399)	(28,946)	(39,195)	(58,353)
Other income, net	15,174	18,650	49,091	91,831
Income (loss) before provision for income taxes	14,775	(10,296)	9,896	33,478
Provision for income taxes	1,989	1,293	2,661	2,607
Net income (loss)	$12,786	$(11,589)	$7,235	$30,871

Net income (loss) per share attributable to common stockholders:
Basic	$0.13	$(0.11)	$0.07	$0.30
Diluted	$0.12	$(0.11)	$0.07	$(0.09)
Weighted-average number of common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	99,285	102,219	100,589	103,679
Diluted	112,677	102,219	102,309	104,139

______________________________________
(1) Includes stock-based compensation charged to revenue and expenses as follows (in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Revenue - subscription and transaction fees	$600	$562	$1,842	$1,697
Cost of revenue - service costs	2,082	2,414	6,675	7,147
Research and development	24,202	27,362	79,264	80,265
Sales and marketing	8,358	9,507	28,003	30,781
General and administrative	17,819	22,384	60,308	62,881
Restructuring	876	—	906	—
Total stock-based compensation	$53,937	$62,229	$176,998	$182,771

(2) Depreciation and amortization does not include amortization of capitalized internal-use software costs paid in cash of $7.9 million and $25.0 million during the three and nine months ended March 31, 2026, respectively, and $3.6 million and $10.9 million during the three and nine months ended March 31, 2025, respectively, which are included in service costs and general and administrative in the condensed consolidated statements of operations.

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss)	$12,786	$(11,589)	$7,235	$30,871
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	53,937	62,230	176,998	182,771
Amortization of intangible assets	15,164	15,165	45,494	46,760
Depreciation of property and equipment	5,297	3,171	16,751	9,850
Amortization of capitalized internal-use software costs and other paid in cash	7,921	3,114	25,038	10,947
Amortization of debt discount and issuance costs	1,591	1,384	4,826	3,280
Accretion of discount on investments in marketable debt securities	(5,258)	(7,738)	(19,144)	(29,410)
Accretion of discount on loans held for investment	(7,083)	(5,279)	(20,760)	(15,239)
Gain on debt extinguishment	—	—	—	(40,550)
Provision for expected credit losses on acquired card receivables and other financial assets	18,834	14,945	57,554	56,964
Non-cash operating lease expense	2,081	2,067	6,150	6,174
Other	112	319	949	909
Changes in assets and liabilities:
Accounts receivable	9,212	2,442	410	1,282
Prepaid expenses and other current assets	(1,514)	9,101	11,399	(18,206)
Other assets	284	(516)	74	8,398
Accounts payable	2,046	3,834	(8,475)	1,760
Other accruals and current liabilities	(11,441)	7,370	7,741	14,381
Operating lease liabilities	(2,820)	(2,759)	(7,511)	(7,187)
Other long-term liabilities	1,166	2,261	1,166	2,261
Deferred revenue	359	8	(1,049)	812
Net cash provided by operating activities	102,674	99,530	304,846	266,828
Cash flows from investing activities:
Purchases of corporate and customer fund short-term investments	(650,076)	(1,104,408)	(1,333,209)	(2,314,975)
Proceeds from maturities and sales of corporate and customer fund short-term investments	465,876	624,617	1,247,330	1,727,367
Purchase of intangible assets	—	—	—	(2,868)
Purchases of loans held for investment	(249,214)	(196,212)	(759,498)	(576,885)
Principal repayments of loans held for investment	251,476	194,846	767,043	564,295
Acquired card receivables, net	(100,736)	(153,338)	(146,644)	(146,388)
Purchases of property and equipment	(168)	(1,147)	(2,959)	(1,546)
Capitalization of internal-use software costs	(17,774)	(7,460)	(43,760)	(21,219)
Other	(372)	(1,003)	(1,438)	(1,582)
Net cash used in investing activities	(300,988)	(644,105)	(273,135)	(773,801)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	—	—	—	1,400,000
Cash paid for convertible senior notes issuance costs	—	(906)	—	(24,006)
Payments for repurchase and settlement of convertible senior notes	—	—	(33,463)	(539,403)
Purchase of capped calls	—	—	—	(92,960)
Customer fund deposits liability	(40,233)	(114,587)	(56,861)	(61,856)
Prepaid card deposits	2,463	11,102	31,557	43,473
Repurchase of common stock	(56,862)	—	(272,658)	(400,001)
Proceeds from line of credit borrowings	—	—	150,000	—
Proceeds from exercise of stock options	683	520	1,517	2,772
Tax withholdings related to net share settlements of equity awards	(14,487)	(1,702)	(43,964)	(6,416)
Proceeds from issuance of common stock under the employee stock purchase plan	—	—	4,648	5,302
Other	(1,126)	—	(2,254)	—
Net cash provided by (used in) financing activities	(109,562)	(105,573)	(221,478)	326,905
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	69	591	142	(181)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(307,807)	(649,557)	(189,625)	(180,249)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,669,067	3,820,707	3,550,885	3,351,399
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,361,260	$3,171,150	$3,361,260	$3,171,150
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$994,672	$1,047,737	$994,672	$1,047,737
Restricted cash included in other current assets	110,372	92,754	110,372	92,754
Restricted cash included in other assets	3,304	5,297	3,304	5,297
Restricted cash and restricted cash equivalents included in funds held for customers	2,252,912	2,025,362	2,252,912	2,025,362
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,361,260	$3,171,150	$3,361,260	$3,171,150

BILL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Reconciliation of gross profit:
GAAP gross profit	$331,855	$291,005	$981,674	$880,706
Add:
Depreciation and amortization (1)	11,982	10,479	37,317	31,882
Stock-based compensation and related payroll taxes charged to cost of revenue	2,193	2,530	6,896	7,367
Non-GAAP gross profit	$346,030	$304,014	$1,025,887	$919,955
GAAP gross margin	81.6%	81.2%	80.7%	81.6%
Non-GAAP gross margin	85.1%	84.9%	84.3%	85.2%
___________________
(1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs paid in cash of $7.2 million and $23.5 million during the three and nine months ended March 31, 2026, respectively, and $3.6 million and $10.9 million during the three and nine months ended March 31, 2025, respectively, which are included in service costs in the condensed consolidated statements of operations.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Reconciliation of operating expenses:
GAAP research and development expenses	$74,385	$86,540	$237,480	$250,009
Less - stock-based compensation and related payroll taxes	(25,402)	(28,553)	(81,380)	(82,303)
Non-GAAP research and development expenses	$48,983	$57,987	$156,100	$167,706

GAAP sales and marketing expenses	$153,226	$136,758	$457,880	$395,614
Less - stock-based compensation and related payroll taxes	(8,729)	(9,869)	(28,718)	(31,419)
Non-GAAP sales and marketing expenses	$144,497	$126,889	$429,162	$364,195

GAAP general and administrative expenses	$72,286	$73,851	$228,700	$211,744
Less:
Stock-based compensation and related payroll taxes	(18,361)	(22,957)	(61,376)	(63,939)
Restructuring	—	—	—	92
Professional advisory fees related to shareholders' activism	—	—	(6,365)	—
Non-GAAP general and administrative expenses	$53,925	$50,894	$160,959	$147,897

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Reconciliation of operating loss:
GAAP operating loss	$(399)	$(28,946)	$(39,195)	$(58,353)
Add:
Depreciation and amortization (1)	20,461	18,336	62,246	56,610
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	54,685	63,909	178,370	185,028
Restructuring	5,044	—	14,326	(92)
Professional advisory fees related to shareholders' activism	—	—	6,365	—
Non-GAAP operating income	$79,791	$53,299	$222,112	$183,193
___________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash of $7.9 million and $25.0 million during the three and nine months ended March 31, 2026, respectively, and $3.6 million and $10.9 million during the three and nine months ended March 31, 2025, respectively, which are included in service costs and general and administrative in the condensed consolidated statements of operations.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Reconciliation of net income (loss):
GAAP net income (loss)	$12,786	$(11,589)	$7,235	$30,871
Add - GAAP provision for income taxes	1,989	1,293	2,661	2,607
Income (loss) before taxes	14,775	(10,296)	9,896	33,478
Add (less):
Depreciation and amortization (1)	20,461	18,336	62,246	56,610
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	54,685	63,909	178,370	185,028
Restructuring	5,044	—	14,326	(92)
Professional advisory fees related to shareholders' activism	—	—	6,365	—
Gain on debt extinguishment	—	—	—	(40,550)
Amortization of debt issuance costs	1,591	1,384	4,826	3,280
Non-GAAP net income before non-GAAP tax adjustments	96,556	73,333	276,029	237,754
Non-GAAP provision for income taxes (2)	(19,311)	(14,667)	(55,206)	(47,551)
Non-GAAP net income	$77,245	$58,666	$220,823	$190,203
___________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash of $7.9 million and $25.0 million during the three and nine months ended March 31, 2026, respectively, and $3.6 million and $10.9 million during the three and nine months ended March 31, 2025, respectively, which are included in service costs and general and administrative in the condensed consolidated statements of operations.
(2) The non-GAAP provision for income taxes is calculated using a blended tax rate of 20%, taking into consideration the nature of the taxed item and the applicable statutory tax rate in each relevant taxing jurisdiction.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Reconciliation of net income (loss) per share attributable to common stockholders, basic and diluted:
GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$0.13	$(0.11)	$0.07	$0.30
Add - GAAP provision for income taxes	0.02	0.01	0.03	0.03
Income (loss) before taxes	0.15	(0.10)	0.10	0.33
Add:
Depreciation and amortization (1)	0.21	0.18	0.62	0.55
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	0.54	0.63	1.77	1.77
Restructuring	0.05	—	0.14	(0.00)
Professional advisory fees related to shareholders' activism	—	—	0.06	—
Gain on debt extinguishment	—	—	—	(0.39)
Amortization of debt issuance costs	0.02	0.01	0.05	0.03
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, basic	$0.97	$0.72	$2.74	$2.29
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, diluted	$0.85	$0.62	$2.41	$2.10
Less - Non-GAAP provision for income taxes	(0.19)	(0.14)	(0.55)	(0.46)
Non-GAAP net income per share attributable to common stockholders, basic	$0.78	$0.57	$2.20	$1.83
Non-GAAP net income per share attributable to common stockholders, diluted	$0.68	$0.50	$1.93	$1.68

Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	99,285	102,219	100,589	103,679
Shares used to compute GAAP net income (loss) per share attributable to common stockholders, diluted	112,677	102,219	102,309	104,139
Shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	112,975	117,667	114,397	113,126
___________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash of $7.9 million and $25.0 million during the three and nine months ended March 31, 2026, respectively, and $3.6 million and $10.9 million during the three and nine months ended March 31, 2025, respectively, which are included in service costs and general and administrative in the condensed consolidated statements of operations.

BILL HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Net cash provided by operating activities	$102,674	$99,530	$304,846	$266,828
Purchases of property and equipment	(168)	(1,529)	(2,959)	(1,546)
Capitalization of internal-use software costs	(17,774)	(7,460)	(43,760)	(21,219)
Free cash flow	$84,732	$90,541	$258,127	$244,063

BILL HOLDINGS, INC.
SUPPLEMENTAL FINANCIAL AND OPERATING METRICS
(Unaudited, in millions)

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Revenue
Subscription fees	$65.6	$65.8	$67.4	$67.7	$68.2	$68.8	$70.8	$72.1	$74.5
Transaction fees	215.7	235.5	247.5	251.9	252.1	277.1	287.2	303.1	296.6
Total subscription and transaction fees (1)	281.3	301.3	314.9	319.6	320.3	345.9	358.0	375.1	371.1
Interest on funds held for customers (2)	41.7	42.4	43.5	42.9	37.9	37.4	37.7	39.5	35.4
Total revenue	$323.0	$343.7	$358.5	$362.6	$358.2	$383.3	$395.7	$414.7	$406.6

Revenue by solution
BILL AP/AR	$149.1	$154.9	$162.3	$166.8	$163.8	$174.9	$178.6	$185.9	$183.2
BILL Spend and Expense	114.3	126.4	132.6	133.9	137.9	150.6	157.3	166.5	167.2
Integrated Platform	263.4	281.3	294.9	300.7	301.7	325.5	335.9	352.3	350.4
Embedded Solutions and Other	17.9	20.0	20.1	18.9	18.6	20.4	22.1	22.8	20.7
Total subscription and transaction fees	$281.3	$301.3	$314.9	$319.6	$320.3	$345.9	$358.0	$375.1	$371.1
___________________
(1) The sum of subscription fees and transaction fees is also referred to as “Core Revenue” in this release.
(2) The interest on funds held for customers is also referred to as “Float Revenue” in this release.

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Subscription fees
BILL AP/AR	$50.7	$51.3	$53.1	$54.5	$55.2	$55.4	$56.1	$57.7	$60.9
Embedded Solutions and Other	14.9	14.5	14.3	13.2	12.9	13.4	14.8	14.4	13.5
Total subscription fees	$65.6	$65.8	$67.4	$67.7	$68.2	$68.8	$70.8	$72.1	$74.5

Transaction fees
BILL AP/AR	$98.4	$103.6	$109.1	$112.4	$108.5	$119.4	$122.5	$128.2	$122.3
BILL Spend and Expense	114.3	126.4	132.6	133.9	137.9	150.6	157.3	166.5	167.2
Integrated Platform	212.7	230.0	241.8	246.2	246.4	270.1	279.8	294.7	289.5
Embedded Solutions and Other	3.0	5.5	5.8	5.7	5.7	7.0	7.4	8.4	7.1
Total transaction fees	$215.7	$235.5	$247.5	$251.9	$252.1	$277.1	$287.2	$303.1	$296.6

Supplemental Information
Rewards expense	$53.8	$60.5	$62.1	$64.7	$68.4	$76.8	$81.3	$87.0	$85.3
Rewards expense as a percentage of revenue from BILL Spend and Expense interchange fees	47%	48%	47%	48%	50%	51%	52%	52%	51%
___________________
“BILL AP/ARˮ and “BILL Spend and Expenseˮ exclude revenue contributed by customers referred through financial institutions
(“FI Channelˮ). “Embedded Solutions and Otherˮ include revenue contributed from the FI Channel, Invoice2go, and other solutions.

Note: Totals may not sum due to rounding.

	As of
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Businesses using solutions
BILL AP/AR customers	146,700	151,200	156,100	160,600	164,800	169,500	173,500	177,500	181,500
BILL Spend and Expense spending businesses	33,500	34,800	36,400	37,800	39,500	41,100	42,500	44,000	45,600
Integrated Platform	180,100	186,000	192,500	198,400	204,300	210,500	216,000	221,400	227,100
Embedded Solutions and Other customers	284,700	288,500	283,800	282,900	284,300	283,200	282,500	277,000	266,700
Total Businesses Using Solutions	464,900	474,600	476,200	481,300	488,600	493,700	498,500	498,500	493,800
___________________
“BILL AP/ARˮ and “BILL Spend and Expenseˮ exclude revenue contributed by customers referred through our FI Channel. “Embedded Solutions and Otherˮ includes revenue contributed from our FI Channel, Invoice2go, and other solutions.

Note: Totals may not sum due to rounding.

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Total Payment Volume (TPV, in billions)
BILL AP/AR	$60.9	$64.4	$67.7	$71.9	$66.9	$72.5	$74.7	$79.9	$73.9
BILL Spend and Expense	4.4	4.8	5.1	5.2	5.3	5.8	6.2	6.5	6.6
Integrated Platform	65.2	69.2	72.8	77.1	72.3	78.4	80.9	86.4	80.5
Embedded Solutions and Other	6.2	6.7	7.1	7.4	7.1	7.8	8.4	8.7	8.2
Total Payment Volume	$71.4	$75.9	$79.8	$84.5	$79.4	$86.1	$89.3	$95.1	$88.7

Transactions processed (in millions)
BILL AP/AR	10.7	11.5	11.7	12.2	11.5	12.4	12.5	12.8	12.1
BILL Spend and Expense	13.5	14.8	15.3	16.1	16.5	18.5	18.8	19.8	19.5
Integrated Platform	24.3	26.3	27.0	28.3	28.0	30.9	31.3	32.6	31.6
Embedded Solutions and Other	1.4	1.6	1.6	1.7	1.8	2.0	2.0	2.1	2.4
Total Transactions	25.7	27.8	28.6	30.0	29.7	32.9	33.3	34.7	34.0
___________________
“BILL AP/ARˮ and “BILL Spend and Expenseˮ exclude revenue contributed by customers referred through our FI Channel. “Embedded Solutions and Otherˮ includes revenue contributed from our FI Channel, Invoice2go, and other solutions.

Note: Totals may not sum due to rounding.